UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2014

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 303

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry Into A Material Definitive Agreement

Item 3.02                    Unregistered Sales of Equity Securities

On June 30, 2014, in order to restructure Investview, Inc.'s (the "Company") balance sheet, extend the repayment terms of outstanding debt and stabilize operations, the Company entered into Exchange Agreements (the "Exchange Transactions") with the nine investors (the "Investors") pursuant to which the Investors and the Company agreed to convert the principal in the amount of $1,100,000 in 8% Secured Convertible Promissory Notes (the "Notes"), plus accrued and unpaid interest, into an aggregate of 1,426,038 of shares of common stock of the Company (the "Exchange Shares"). As a result of the Exchange Transactions, the outstanding principal balance and all interest owed on the Notes was converted into the Exchange Shares. In addition, pursuant to the Exchange Transactions, the Investors exchanged the common stock purchase warrants held by the Investors for new common stock purchase warrants to acquire 1,426,038 shares of common stock for a term of five years at a price of $1.50 per share (the "Exchange Warrants" and together with the Exchange Shares, the "Exchange Securities") to purchase and aggregate of 1,426,038 shares of common stock of the Company. The Exchange Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $1.50 per share.

In addition, certain investors holding $1,200,000 in Notes (the "Extended Notes") agreed to exchange the Extended Notes including their principal and interest into new 8% Secured Convertible Promissory Notes in the principal amount of $1,603,121. Additionally, the holders of the Extended Notes exchanged their common stock purchase warrants for Exchange Warrants to acquire 1,603,121 shares of common stock.

The issuance of the Exchange Securities was made in reliance upon exemptions from registration pursuant to section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01                   Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ Dr. Joseph Louro
Name: Title:	Dr. Joseph Louro Chief Executive Officer

Date: July 10, 2014